UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2006, Automatic Data Processing, Inc., a Delaware corporation (the “Company” or “ADP”), entered into a letter agreement with S. Michael Martone, currently Group President of the Company’s Employer Services business, which sets forth certain understandings concerning the impact of a “change in control” on Mr. Martone’s new position as the Chief Operating Officer of the Company, which he will assume on the date a previously announced tax-free spin-off of 100% of the Company’s Brokerage Services Group business is completed.

If Mr. Martone’s employment as ADP’s Chief Operating Officer is terminated other than for cause, or he resigns for “good reason,” within two years following a “change in control” of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years after such “change in control”, to 150% if it occurs in the third year, to 100% if it occurs after the third year, of his “current total annual compensation.” In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination will have such restrictions automatically removed.

For purposes of the letter agreement, “change in control” means the acquisition by any person, entity or group of beneficial ownership of 25% or more of ADP’s outstanding common stock, or approval by ADP’s stockholders of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of ADP immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the company’s then outstanding voting securities.

For purposes of the letter agreement, “good reason” means any action which results in a diminution in any respect in Mr. Martone’s position, authority, duties or responsibilities as ADP’s Chief Operating Officer, or a reduction in the overall level of his compensation or benefits.

Mr. Martone’s “current total annual compensation” equals the greater of his annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates.

The letter agreement provides that in the event any payment from the Company to Mr. Martone following a “change in control” results in the imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, he will receive an additional payment, such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed. Mr. Martone is also entitled to receive, on an item-by-item basis, the greater of the benefits and payments and more favorable conditions provided under the letter agreement and/or the ADP Change in Control Severance Plan for Corporate Officers.

A copy of the letter agreement is attached as Exhibit 10.23 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.23	Letter Agreement, dated as of November 15, 2006, between Automatic Data Processing, Inc. and S. Michael Martone (Management Contract)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Vice President

Exhibit Index

Exhibit Number	Description
10.23	Letter Agreement, dated as of November 15, 2006, between Automatic Data Processing, Inc. and S. Michael Martone (Management Contract)